As filed with the Securities and Exchange Commission on June 2, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NUANCE COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3156479 (I.R.S. Employer Identification Number)
One Wayside Road
Burlington, Massachusetts 01803
(Address, including zip code, of principal executive offices)

Amended and Restated 2000 Stock Plan
Amended and Restated 1995 Directors’ Stock Option Plan
Amended and Restated 1995 Employee Stock Purchase Plan
(Full title of the plans)

James R. Arnold, Jr.
Chief Financial Officer
Nuance Communications, Inc.
One Wayside Road
Burlington, Massachusetts 01803
(781) 565-5000
(Name, address and telephone number, including area code, of agent for service)
Copies to:
Jo-Anne Sinclair, Esq.
Vice President and General Counsel
Nuance Communications, Inc.
One Wayside Road
Burlington, Massachusetts 01803

CALCULATION OF REGISTRATION FEE

		Proposed
Title of Each Class	Amount	Maximum	Proposed	Amount of
of Securities to	to be	Offering Price	Maximum Aggregate	Registration
be Registered	Registered*	Per Share	Offering Price	Fee
Common Stock $0.001 par value, available for issuance under the Amended and Restated 2000 Stock Plan***	4,500,000 shares	$ **	$40,185,000	$4,300
Common Stock $0.001 par value, available for issuance under the Amended and Restated 1995 Directors’ Stock Option Plan***	500,000 shares	$ **	$4,465,000	$478
Common Stock $0.001 par value, available for issuance under the Amended and Restated 1995 Employee Stock Purchase Plan***	500,000 shares	$ **	$4,465,000	$478
Total	5,500,000 shares		$49,115,000	$5,256

*	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of the Registrant’s common stock that become issuable under the above listed plans by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of common stock.
**	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, on the basis of $8.93 per share, the average of the high and low prices per share of the Common Stock as reported on the NASDAQ National Market on May 30, 2006.
***	Pursuant to a Preferred Shares Rights Agreement dated as of October 23, 1996, as amended on March 19, 2004 and May 5, 2005, one preferred share purchase right will be issued with each share of common stock issued by the Registrant. The rights currently are not separately transferable apart from the common stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the rights.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
     The following documents previously filed by Nuance Communications, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:
(a)	The Registrant’s Annual Report on Form 10-K for the period ended September 30, 2005 filed with the Commission on December 14, 2005.

(b)	The Registrant’s Amendment No. 1 to its Annual Report on Form 10-K/A for the period ended September 30, 2005 filed with the Commission on December 23, 2005.

(c)	The Registrant’s Amendment No. 2 to its Annual Report on Form 10-K/A for the period ended September 30, 2005 filed with the Commission on January 30, 2006.

(d)	The Registrant’s Current Report on Form 8-K filed with the Commission on October 19, 2005, reporting under Items 5.03 and 9.01.

(e)	The Registrant’s Current Report on Form 8-K/A filed with the Commission on November 21, 2005, reporting under Items 2.05 and 2.06.

(f)	The Registrant’s Current Report on Form 8-K filed with the Commission on December 16, 2005, reporting under Item 1.01.

(g)	The Registrant’s Current Report on Form 8-K filed with the Commission on January 4, 2006, reporting under Item 1.01.

(h)	The Registrant’s Current Report on Form 8-K filed with the Commission on January 4, 2006, reporting under Items 8.01 and 9.01.

(i)	The Registrant’s Current Report on Form 8-K filed with the Commission on February 1, 2006, reporting under Item 3.02.

(j)	The Registrant’s Quarterly Report on Form 10-Q for the period ended December 31, 2005 filed with the Commission on February 9, 2006.

(k)	The Registrant’s Current Report on Form 8-K/A filed with the Commission on February 9, 2006, reporting under Items 1.01 and 5.02.

(l)	The Registrant’s Current Report on Form 8-K filed with the Commission on February 9, 2006, reporting under Item 1.01.

(m)	The Registrant’s Current Report on Form 8-K filed with the Commission on February 9, 2006, reporting under Items 1.01 and 9.01.

(n)	The Registrant’s Current Report on Form 8-K filed with the Commission on March 1, 2006, reporting under Items 8.01 and 9.01.

(o)	The Registrant’s Current Report on Form 8-K filed with the Commission on March 31, 2006, reporting under Items 1.01, 2.01, 2.03 and 9.01.

(p)	The Registrant’s Current Report on Form 8-K filed with the Commission on April 6, 2006, reporting under Items 1.0 and 9.01.

(q)	The Registrant’s Amendment No. 1 to its Quarterly Report on Form 10-Q/A for the period ended December 31, 2005 filed with the Commission on April 7, 2006.

(r)	The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2006 filed with the Commission on May 10, 2006.

(s)	The Registrant’s Current Report on Form 8-K filed with the Commission on May 12, 2006, reporting under Item 1.01.

(t)	All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since September 30, 2005.

(u)	The description of the Registrant’s Common Stock to be offered hereby is contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 20, 1995 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(v)	The description of the Registrant’s Amended and Restated Preferred Shares Rights Agreement contained in the Registrant’s Registration Statement on Form 8-A/A filed with the Commission on March 19, 2004 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.
ITEM 4. DESCRIPTION OF SECURITIES
     Inapplicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
     The validity of the securities offered hereby has been passed upon for Nuance Communications, Inc. by Garrison R. Smith, Esq., Senior Securities Counsel of Nuance. Mr. Smith is paid a salary by Nuance, is a participant in various employee benefit plans offered to employees of Nuance generally, and has options to purchase shares of Nuance Common Stock.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Registrant’s Certificate of Incorporation eliminates the liability of its directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for: (a) breaches of the director’s duty of loyalty to the Registrant or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provisions also may not limit a director’s liability for violation of, or otherwise relieve the Registrant or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.
     The Registrant’s Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant’s Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Registrant currently has secured such insurance on behalf of its officers and directors.

     The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant’s Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant’s directors and officers for certain expenses (including attorney’s fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person’s services as a director or officer of the Registrant, any of its subsidiaries or any other company or enterprise to which the person provides services at the Registrant’s request.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
     Inapplicable.
ITEM 8. EXHIBITS

Incorporated by Reference
Exhibit					Filing	Filed
Number	Exhibit Description	Form	File No.	Exhibit	Date	Herewith
4.1	Amended and Restated 2000 Stock Plan	8-K	0-27038	99.1	4/6/2006

4.2	Amended and Restated 1995 Directors’ Stock Option Plan	8-K	0-27038	99.2	4/6/2006

4.3	Amended and Restated 1995 Employee Stock Purchase Plan	8-K	0-27038	99.3	4/6/2006

5.1	Opinion of Garrison R. Smith, Senior Securities Counsel of Nuance Communications, Inc.					X

23.1	Consent of BDO Seidman, LLP					X

23.2	Consent of PricewaterhouseCoopers LLP					X

23.3	Consent of Garrison R. Smith, Senior Securities Counsel of Nuance Communications, Inc. (included in Exhibit 5.1 above)					X

24.1	Powers of Attorney (included in signature page)					X

ITEM 9. UNDERTAKINGS
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts on the 2nd day of June, 2006.

NUANCE COMMUNICATIONS, INC.

By:	/s/ Paul A. Ricci
Paul A. Ricci
Chairman of the Board and
Chief Executive Officer
     KNOW ALL THESE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul A. Ricci and James R. Arnold, Jr. jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Date: June 2, 2006	/s/ Paul A. Ricci

Paul A. Ricci, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

Date: June 2, 2006	/s/ James R. Arnold

James R. Arnold, Jr., Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Date: June 2, 2006	/s/ Steven Hebert

Steven Hebert, Vice President and Corporate Controller (Principal Accounting Officer)

Date: June 1, 2006	/s/ Charles Berger

Charles Berger, Director

Date: June 1, 2006	/s/ Robert Finch

Robert Finch, Director

Date: May 31, 2006	/s/ Robert J. Frankenberg

Robert J. Frankenberg, Director

Date:

John C. Freker, Jr., Director

Date: May 31, 2006	/s/ Jeffrey A. Harris

Jeffrey A. Harris, Director

Date: May 31, 2006	/s/ William H. Janeway

William H. Janeway, Director

Date: June 1, 2006	/s/ Katharine A. Martin

Katharine A. Martin, Director

Date:

Mark Myers, Director

Date: June 1, 2006	/s/ Philip Quigley

Philip Quigley, Director

Date: May 31, 2006	/s/ Robert G. Teresi

Robert G. Teresi, Director

EXHIBIT INDEX

Incorporated by Reference
Exhibit					Filing	Filed
Number	Exhibit Description	Form	File No.	Exhibit	Date	Herewith
4.1	Amended and Restated 2000 Stock Plan	8-K	0-27038	99.1	4/6/2006

4.2	Amended and Restated 1995 Directors’ Stock Option Plan	8-K	0-27038	99.2	4/6/2006

4.3	Amended and Restated 1995 Employee Stock Purchase Plan	8-K	0-27038	99.3	4/6/2006

5.1	Opinion of Garrison R. Smith, Senior Securities Counsel of Nuance Communications, Inc.					X

23.1	Consent of BDO Seidman, LLP					X

23.2	Consent of PricewaterhouseCoopers LLP					X

23.3	Consent of Garrison R. Smith, Senior Securities Counsel of Nuance Communications, Inc. (included in Exhibit 5.1 above)					X

24.1	Powers of Attorney (included in signature page)					X